UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 20, 2005

PPOL,INC.

(Exact name of registrant as specified in its charter)

CALIFORNIA	000-50065	95-4436774
(State or other jurisdiction of organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1 City Boulevard West, Suite 820
Orange, California		92868
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (714) 937-3211

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of registrant under any of the following provisions (See General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER LISTING

PPOL, Inc. (the “Company”) has not filed its quarterly report on Form 10-Q for the first quarter in the year ending March 31, 2006, which was originally due to be filed with the Securities and Exchange Commission (“SEC”) on August 15, 2005.  As discussed below, the Company has engaged a new accounting firm to review such quarterly report on Form 10-Q for the quarter ended June 30, 2005, and intends to file the Form 10-Q with the SEC immediately following such review.

The Company has been trading under the appended ticker symbol of “PPLCE” since approximately July 17, 2005 to denote the failure to file timely its annual and quarterly reports.  The OTC Bulletin Board (“OTCBB”) generally allows a company 30 days (“Grace Period”) to regain compliance with its periodic SEC filings after which time the National Association of Securities Dealers (“NASD”) may remove a company’s ticker symbol from the OTC Bulletin Board and thus halt trading due to lack of currently available information.

On September 21, 2005, the Company reported to the OTCBB Filings Department of the NASD that it will not file its quarterly report on Form 10-Q for the quarter ended June 30, 2005 prior to the expiration of the 30-day Grace Period, and the Company requested a hearing regarding any decision to remove the Company from the OTC Bulletin Board.  Pursuant to the Company’s request, the NASD scheduled a hearing before a panel authorized by the NASD Board of Governors for October 20, 2005 to determine whether the Company’s securities are eligible for continued quotation on the OTCBB.  The NASD rules do not permit market makers to quote a company’s securities on the OTCBB unless the Company is current in its filings with the SEC, subject to the applicable grace period.  Thus, the only issue that the Panel will consider is whether the Company has current, complete periodic reports on file with the SEC at the time of the hearing.  Neither Nasdaq nor NASD rules give the panel authority to grant extensions of time to allow companies to become eligible by making their filings at a future date, and, thus, the panel will not entertain requests for further extensions of time.  Accordingly, unless the Company’s independent accountants are able to complete their review of the financial statements contained in the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2005 and the Company is able to file the Form 10-Q with the SEC before the October 20 hearing, the Company’s common stock will be removed from the OTCBB.  No action will be taken to remove the Company’s common stock from the OTCBB before the panel renders a decision.

Item 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

As previously reported in the Company’s Form 8-K, dated September 1, 2005, the Company’s auditors, Stonefield Josephson, Inc., on September 1, 2005, notified the Company that its client-auditor relationship with the Company would cease upon the completion of its review of the financial statements to be included in Company’s quarterly report on Form 10-Q for the first quarter in the year ending March 31, 2006.

Following such notification, the Company advised Stonefield Josephson, Inc. that it would engage new auditors to review such quarterly report on Form 10-Q.

On September 20, 2005, the Company’s Board of Directors engaged Windes and McClaughry Accountancy Corporation, as its independent accountants, commencing with the review of the Company’s unaudited consolidated quarterly financial statements and related data for the first quarter in the year ending March 31, 2006.  Windes and McClaughry Accountancy Corporation advised the Company that, in view of the date of their engagement, they cannot guarantee that they will complete their review prior to the NASD hearing date.

Prior to engaging Windes and McClaughry Accountancy Corporation, the Company did not, nor did anyone on its behalf, consult with Windes and McClaughry Accountancy Corporation regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, any matter that was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) and the related instructions to Item 304 of Regulation S-K) or a reportable event (as described in paragraph 304(a)(1)(v) of Regulation S-K), or any other matter described in Item 304(a)(2) or Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   September 22, 2005

PPOL, Inc.

By:	/S/ Richard H. Izumi
Richard H. Izumi
Chief Financial Officer and Secretary